SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2003

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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (A New York Corporation) P. O. Box 12904 Albany, New York 12212-2904 (518) 434-3049 www.energyeast.com	14-1798693
1-672	Rochester Gas and Electric Corporation (A New York Corporation) 89 East Avenue Rochester, New York 14649 (585) 546-2700	16-0612110

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  Other Events
(See report on Form 10-Q for Energy East Corporation (Energy East) and Rochester Gas and Electric Corporation (RG&E) for the quarter ended September 30, 2003, Item 2(a) Liquidity and Capital Resources, RG&E 2003 Electric and Gas Rate Proceeding and Sale of Ginna Station and reports on Form 8-K for Energy East and RG&E dated November 13 and 25, 2003.)

Sale of Ginna Station
On November 25, 2003, RG&E announced an agreement to sell the R.E. Ginna Nuclear Generating Station (Ginna) to Constellation Generation Group LLC (CGG). On December 18, 2003, RG&E and CGG jointly filed a revised Section 70 petition with the New York State Public Service Commission (NYPSC) which includes, among other things, all the transaction documents, details of the auction process, and RG&E's proposed accounting and ratemaking treatment for the sale. RG&E's ratemaking proposal includes an incentive payment for having maximized the proceeds from the sale of Ginna and 50/50 customer/stockholder sharing of any net gain on the sale of Ginna, to the extent that RG&E's earned return on equity exceeds 10.45%, its currently authorized return at the expected time of closing. RG&E's sale of Ginna is conditioned on receiving all required regulatory approvals, including reasonably satisfactory accounting and ratemaking treatment. RG&E is unable to predict the outcome of this proceeding.

RG&E 2003 Electric and Gas Rate Proceeding
On November 20, 2003, RG&E announced that it had reached an Agreement in Principle on five-year electric and natural gas rate plans with the Staff of the NYPSC and other parties. RG&E, by letter dated November 20, 2003, requested a one-month extension of the statutory suspension period for its 2003 Electric and Gas Rate Proceeding to permit time for the preparation and execution of detailed electric and natural gas joint proposals to settle all issues in this proceeding. This one-month extension extends through December 29, 2003.

RG&E and Staff of the NYPSC have encountered an impasse in negotiations and, therefore, the parties have thus far been unable to reach agreement on detailed joint proposals and RG&E now expects parties to file their direct cases in the litigated 2003 Electric and Gas Rate Proceeding by December 31, 2003. RG&E is unable to predict the outcome of this proceeding.

Forward-looking Statements: This Form 8-K contains certain forward-looking statements that are based on management's current expectations and information that is currently available. Whenever used in this report, the words "estimate," "expect," "believe," "anticipate," or similar expressions are intended to identify such forward-looking statements. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-looking Statements" in Energy East's and RG&E's Annual Report on Form 10-K for the year ended December 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2003	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Treasurer and Secretary
ROCHESTER GAS AND ELECTRIC CORPORATION (Registrant) By /s/Joseph J. Syta Joseph J. Syta Controller and Treasurer